UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2022

Olo Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40213	20-2971562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Fulton Street One World Trade Center 82nd Floor New York, NY		10007
(Address of Principal Executive Offices)		(Zip Code)
(212) 260-0895
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	OLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01         Changes in Registrant’s Certifying Accountant.

As previously disclosed on March 18, 2022, the audit committee of the board of directors (the “Board”) of Olo Inc. (the “Company”) approved the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter. On March 25, 2022, these procedures were completed and an engagement letter was executed.

During the fiscal years ended December 31, 2021 and December 31, 2020, and through March 25, 2022, neither the Company, nor anyone on its behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

Item 5.02        Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Director Appointment

On March 25, 2022, the Board, upon the recommendation of the nominating and corporate governance committee of the Board, unanimously appointed David Cancel to the Board, effective March 25, 2022. Mr. Cancel was appointed as a Class I director and will serve as a member of the compensation committee of the Board with an initial term expiring at the Company’s 2022 annual meeting of stockholders.

Mr. Cancel will participate in the Company’s Amended and Restated Non-Employee Director Compensation Policy, which has been filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2022, pursuant to which he will receive, among other things, (i) annual compensation for serving on the Board and any applicable committees thereof and (ii) an initial grant of restricted stock units valued at $300,000 that will vest in equal annual installments over a period of three years, subject to Mr. Cancel’s continued service on the Board through each applicable vesting date.

Mr. Cancel has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1/A, filed with the SEC on March 8, 2021.

The nominating and corporate governance committee of the Board has determined that Mr. Cancel qualifies as an independent director and meets the applicable independence requirements of the New York Stock Exchange and the SEC. Mr. Cancel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There are no family relationships, as defined in Item 401 of Regulation S-K, promulgated under the Exchange Act, between Mr. Cancel and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are also no arrangements or understandings between Mr. Cancel and any other persons pursuant to which Mr. Cancel was appointed a director of the Company.

Director Resignation

On March 25, 2022, James D. Robinson IV, a director of the Company, notified the Board of his decision to resign as a Class I member of the Board and as a member of the compensation committee of the Board, effective as of immediately prior to Mr. Cancel’s appointment. Mr. Robinson’s resignation did not result from any disagreements with the Company on any matter relating to its operations, policies, or practices. The Board filled the vacancy created by Mr. Robinson’s resignation with the appointment of Mr. Cancel, and the size of the Board remains at nine directors following Mr. Cancel’s appointment.

Item 7.01        Regulation FD Disclosure.

On March 29, 2022, the Company issued a press release announcing this transition. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filings.
Item 9.01        Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.         Description

99.1            Press Release, dated March 29, 2022, issued by Olo Inc.
104             Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olo Inc.
Dated: March 29, 2022

By:	/s/ Noah H. Glass
Noah H. Glass Chief Executive Officer (Principal Executive Officer)